Exhibit 10.2
ASSIGNMENT AND ASSUMPTION OF NOTE
THIS ASSIGNMENT AND ASSUMPTION OF NOTE (“Assumption”) is dated effective as of May 10, 2016 by and among Phillips 66 Sweeny Frac Bravo LLC, a Delaware limited liability company (“Assignor”), Phillips 66 Partners LP, a Delaware limited partnership (“Assignee”), and Phillips 66 Company, a Delaware corporation (“Lender”).
WITNESSETH:
WHEREAS, Assignor executed and delivered to Lender a Term Promissory Note dated January 20, 2014, which note was amended and restated by an Amended and Restated Term Promissory Note dated October 15, 2015 (as so amended and restated, the “Note”), which Note is attached hereto as Exhibit A ;
WHEREAS, as partial consideration for the contribution to Assignee of certain assets, including the membership interests in Assignor, Assignee will, with Lender’s consent, assume Assignor’s obligations and liabilities under the Note;
NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Assignor hereby irrevocably assigns to Assignee, without recourse to Assignor, all of Assignor’s obligations under the Note. Assignee hereby assumes, as its direct and primary obligation, all of Assignor’s obligations under the Note, and agrees to pay Lender the outstanding principal balance due on, and all interest which accrues on and in accordance with the terms of, the Note. From and after the date hereof, all references in the Note to “Maker” as defined in the Note shall be deemed to be a reference to Assignee as the Maker.

2.The parties hereto agree that, as of the date hereof (a) the outstanding principal balance on the Note is Two Hundred Twenty Five Million and no/100’s Dollars ($225,000,000.00) and (b) there is no “Event of Default” (as defined under the Note) or any event which, with the passage of time or the giving of notice, or both, would become an “Event of Default.”

3.The parties hereto intend that, except as provided in this Assumption, this Assumption shall not release, diminish, impair, reduce, or, except as expressly stated herein, otherwise affect any of the obligations under the Note. The parties hereto agree to take such further action as may be necessary or appropriate to effect the purposes of this Assignment.

4.Lender hereby consents to the assignment of the Note and releases the Assignor from its obligations under the Note, and agrees that Assignor is no longer a “Maker” under the Note.

5.This Assumption and the rights and obligations of the parties under this Assumption shall be governed by and construed and interpreted in accordance with the laws of the State of Texas, without giving effect to the principles of conflicts of laws of that state. This Assumption is binding on and shall inure to the benefit of the signatories hereto and their respective successors and assigns. This instrument may be executed in one or more counterparts, including electronic, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In the event that any signature is delivered by facsimile or other electronic transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

6.THIS ASSUMPTION REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES HERETO.

[Remainder of Page Intentionally Left Blank. Signature Pages Follow.]

ASSIGNOR:

PHILLIPS 66 SWEENY FRAC BRAVO LLC
By:	/s/ John D. Zuklic
John D. Zuklic
Vice President and Treasurer

ASSIGNEE:

Phillips 66 Partners LP By: Phillips 66 Partners GP LLC, its General Partner
By:	/s/ John D. Zuklic
John D. Zuklic
Vice President and Treasurer

LENDER:

Phillips 66 Company
By:	/s/ John D. Zuklic
John D. Zuklic
Vice President and Treasurer

EXHIBIT A

AMENDED AND RESTATED
TERM PROMISSORY NOTE

This is an amendment and restatement of that certain Term Promissory Note issued on January 20, 2014 by Phillips 66 Sweeny Frac Bravo LLC to Phillips 66 Company (as amended to date, the “Original Promissory Note”). The outstanding principal amount of this Amended and Restated Term Promissory Note is $213,250,000.00 on the date hereof.

Houston, Texas	October 1, 2015

For value received, Phillips 66 Sweeny Frac Alpha LLC, a Delaware limited liability company (“Maker”), hereby promises to pay to the order of Phillips 66 Company, a Delaware corporation (“Payee"), the aggregate unpaid principal amount of all advances (the “Advances”) made by Payee to the Maker under this Amended and Restated Term Promissory Note (the "Note").

Subject to the terms and conditions of this Note, the Maker agrees to pay to Payee the aggregate outstanding principal balance of this Note, together with interest as set forth below, on or before the Maturity Date (as defined below). Once repaid, the Advances under this Note may not be reborrowed.

The Advances shall bear interest on the unpaid principal balance thereof, from the date of borrowing to the dates of payment at the rate of three percent (3.0%) per annum. Such interest shall be (i) calculated on the daily outstanding balance of the Advances on the basis of a 360 day year for the actual days elapsed and (ii) payable quarterly in arrears on the tenth day following the last day of each calendar quarter during the term of this Note.

The Maker shall pay to Payee the aggregate outstanding principal amount of the Advances on October 1, 2020 (the “Maturity Date”). The Maker may, at any time and from time to time, prepay all or any portion of the principal of this Note without premium or penalty. Each payment of principal, including any prepayment, shall be accompanied by payment of all accrued but unpaid interest on the principal amount so repaid or prepaid.

Advances under this Note may be requested orally by the Maker and Payee shall record in its records all Advances and all payments of principal and interest thereon. Any failure of Payee to make such recordings, however, shall not affect Maker’s repayment obligations. Payee’s records shall be presumptive evidence of the principal and interest owed by the Maker, absent manifest error. Payee shall have no obligation to make any Advances under this Note if (a) an Event of Default under this Note has occurred and is continuing (b) any of the equity interests in the Maker or any of its assets are transferred to (i) Phillips 66 Partners LP Ithe “MLP”) or any of the MLP’s subsidiaries or (ii) any other person or entity that is not a subsidiary of Payee.

The Maker shall make each payment in immediately available funds under this Note not later than 5:00 P.M. (Houston, Texas, time) on the day when due in lawful money of the United States of America to Payee at 3250 Briarpark Dr., Houston, TX 77042, or such other location as Payee shall designate in writing to the Maker. Whenever any payment to be made under this Note shall be stated to be due on a day other than a day on which commercial banks are open for business in Houston, Texas (“Business Day”), such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of interest.

Each of the following shall be an “Event of Default" for the purposes of this Note: (a)(i) the Maker fails to pay when due any principal amount under this Note, (ii) the Maker fails to pay any interest on this Note within five Business Days after such interest becomes due or (iii) the Maker fails to pay any other amount payable under this Note (including but not limited to reimbursements and indemnifications) within ten Business Days after such amount becomes due, (b) the Maker fails to comply with any other covenant contained in this Note and such breach is not cured within 30 days after the date notice thereof is given by Payee, (c)(i) there hall have been filed against the Maker or any of its subsidiaries (or, if the Maker ever becomes a direct or indirect subsidiary of the MLP, then the MLP or any of its subsidiaries) or any of their respective properties, without their consent, any petition or other request for relief seeking an arrangement, receivership, reorganization, liquidation, or similar relief under bankruptcy or other laws for the relief of debtors and such request for relief (A) remains in effect for 60 or more consecutive days, or (B) is approved by a final nonappealable order, or (ii) the Maker or any of its subsidiaries (or, if the Maker ever becomes a direct or indirect subsidiary of the MLP, then the MLP or any of its subsidiaries) consent to or files any petition or other request for relief of the type described in clause (c)(1) above seeking relief from creditors, makes any assignment for the benefit of creditors or another arrangement with creditors, or admits in writing its inability to pay its debts as they become due.

If the Maker fails to pay any principal or interest payment when due, the amount not paid shall bear interest at the default rate of the lesser of (a) the interest rate stated above plus two percent (2%) per annum or (b) the Highest Lawful Rate (as defined below), beginning on the date due until paid in full.

During the continuation of any Event of Default, Payee may declare by written notice to the Maker the outstanding principal balance of the Advances plus all accrued interest thereon, and all other amounts payable by the Maker under this Note to be immediately due and payable. Upon the occurrence of any Event of Default relating to bankruptcy or insolvency of the maker, the outstanding principal amount of the Advances, all accrued interest thereon, and all other amounts payable by the Maker under this Note shall immediately and automatically become due and payable.

Except for the notices provided above, the Maker waives notice of demand, intent to demand, presentment for payment, notice of nonpayment, protest, notice of setoff, notice of protest, notice of dishonor, notice of intent to accelerate, notice of acceleration, and all other notices in connection with the foregoing.

Following an Event of Default, Payee may exercise (a) all of its rights under this Note and (b) all other rights at law or in equity.

No right, power, or remedy conferred to Payee in this Note, or now or hereafter existing at law, in equity, by statute, or otherwise shall be exclusive, and each such right, power, or remedy shall to the full extent permitted by law be cumulative and in addition to every other such right, power or remedy. No course of dealing and no delay in exercising any right, power or remedy conferred to Payee in this Note, or now or hereafter existing at law, in equity, by statute or otherwise shall operate as a waiver or otherwise prejudice any such right, power, or remedy. No notice to or demand upon the Maker shall entitle the Maker to similar notices or demands in the future.

If (a) the Maker is ever merged with or into the MLP or one of its subsidiaries or becomes a direct or indirect subsidiary of the MLP or (b) this Note is transferred by the Maker to the MLP or a direct or indirect subsidiary of the MLP, then this Note shall, without any further action on the part of any party hereto, automatically be deemed to be amended, as of the date of such action, to add a new paragraph as the first full paragraph of page 5 of the Note as follows:

“It is hereby understood and agreed that the General Partner shall have no liability, as general partner or otherwise, for the payment of any amount owing or to be owing hereunder. Payee agrees for itself and its successors and assigns that not claim arising against the Maker under this Note shall be asserted against the General Partner or its assets. Notwithstanding the foregoing, nothing in this paragraph shall be construed so as to prevent Payee from commencing any action, suit or proceeding with respect to or causing legal papers to be served upon the General Partner for the purpose of obtaining jurisdiction over the Maker."

As used herein, the term “Highest Lawful Rate” means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to Payee which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

If the stated rates of interest under this Note ever exceed the Highest Lawful Rate, then the outstanding principal balance of the Advances shall bear interest at the Highest Lawful Rate until the difference between the interest which would have been due at the stated rates of interest and the amount due at the Highest Lawful Rate (the “Lost Interest”) has been recaptured by Payee. If when the Advances are repaid in full the Lost Interest has not been fully recaptured by Payee pursuant to the preceding sentence, then the Advances loaned hereunder shall be deemed to have accrued interest at the Highest Lawful Rate since the date of advance thereof to the extent necessary to recapture the Lost Interest not recaptured pursuant to the preceding sentence and, to the extent allowed by law, the Maker shall pay to Payee the amount of the Lost Interest remaining to be recaptured by Payee. NOTWITHSTANDING, the foregoing or any other term in this Note to the contrary, it is the intention of Payee and the Maker to conform strictly to any applicable usury laws. Accordingly, if Payee contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be canceled automatically and, if previously paid, shall at Payee’s option be applied to the outstanding amount of the Advances made hereunder or be refunded to the Maker. In determining whether any interest exceeds the Highest Lawful Rate, such interest shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread in equal parts throughout the term of this Note.

The Maker covenants and agrees that it shall pay directly or reimburse Payee for all charges and disbursements or legal counsel for Payee in connection with the preservation or enforcement of any rights of Payee under this Note. The provisions of this paragraph shall survive the repayment of this Note.

This Note shall be governed by and construed in accordance with the laws of the State of Texas. If any provision of this Note is held to be unenforceable, such provision shall be severed and the remaining provisions shall remain in full force and effect. All representations, warranties and covenants of the Maker in this Note shall survive the execution of this Note. Payee’s remedies under this Note shall be cumulative, and no delay in enforcing this Note shall act as a waiver of Payee’s rights hereunder. The provisions of this Note may be waived or amended only in a writing signed by the party against whom enforcement of such waiver or amendment is sought. This Note shall bind the Maker and the Maker’s successors and assigns and shall inure to the benefit of Payee and Payee’s successors and assigns. The Maker may not assign the Maker’s rights or delegate the Maker’s duties under this Note without the prior written consent of Payee. Payee may assign Payee’s rights or delegate Payee’s duties under this Note without the Maker’s consent; provided that, Payee shall provide notice to the Maker of any such assignment.

The Maker acknowledges that the obligations evidenced by this Note are for business purposes only and are not an extension of consumer credit.

Nothing herein express or implied is intended or shall be construed to confer upon or give to any person, other than Payee, or its assignee any rights or remedies under or by reason of this Note.

The effect of this Note is to amend and restate the Original Promissory Note in its entirety and the Original Promissory Note shall be of no further force and effect. For the avoidance of doubt, this Note constitutes a renewal, extension and modification of the terms of the Original Promissory Note and evidences the same indebtedness that existed under the Original Promissory Note. To the extent that any rights, benefits or provisions in favor of Payee existed in the Original Promissory Note as of the date hereof, then such rights, benefits or provisions, except to the extent modified or terminated by this Note, are acknowledged to be and to continue to be effective from and after the date of the Original Promissory Note. The Maker and the Payee agree and acknowledge that any and all rights, remedies, and payment provisions under the Original Promissory Note, as amended and restated by this Note, shall continue and survive the execution and delivery of this Note. The Maker and the Payee further agree and acknowledge that any and all amounts owing or otherwise due under or pursuant to the Original Promissory Note immediately prior to the effectiveness of this Note shall continue to be owing and otherwise due in accordance with this Note. All references to the Original Promissory Note in any agreement, instrument or document executed or delivered in connection herewith or therewith shall be deemed to refer to this Note, as the same may be amended, restated, supplemented or otherwise modified from time to time.

THIS NOTE REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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EXECUTED as of the date first above written.

MAKER: PHILLIPS 66 SWEENY FRAC BRAVO LLC
By:	/s/ John D. Zuklic
Name:	John D. Zuklic
Title:	Vice President and Treasurer

PAYEE: PHILLIPS 66 COMPANY
By:	/s/ John D. Zuklic
Name:	John D. Zuklic
Title:	Vice President and Treasurer